Exhibit 10.4

STOCKHOLDER AGREEMENT

THIS STOCKHOLDER AGREEMENT (the “Agreement”) is entered into as of May 21, 2004, by and among Forest Oil Corporation, a New York corporation (together with its successors, “Parent”), TWOCO Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), and the stockholder listed on Schedule I hereto (the “Stockholder”) of The Wiser Oil Company, a Delaware corporation (the “Company”).

RECITALS

Parent, Merger Subsidiary and the Company are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) which provides, among other things, that Merger Subsidiary will make a cash tender offer (the “Offer”) for all of the issued and outstanding shares of Company Common Stock (as defined below) and, following the consummation of the Offer, will merge with and into the Company (the “Merger”), in each case upon the terms and subject to the conditions set forth in the Merger Agreement.

The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of securities of the Company as indicated on the Schedule I to this Agreement; and

In order to induce Parent and Merger Subsidiary to enter into the Merger Agreement, the Stockholder is entering into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

Section 1.              Certain Definitions.

For purposes of this Agreement:

(a)           “Company Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

(b)           “Company Warrants” shall mean warrants to purchase 741,716 shares of Company Common Stock at an exercise price of $4.25 per share.

(c)           “Expiration Date” shall mean the earliest of:

(i)            the date upon which the Merger Agreement is validly terminated pursuant to Section 8.01 thereof;

(ii)           the date on which the Parent or Merger Subsidiary shall have purchased and paid for all of the Subject Securities;

(iii)          the date upon which the Merger becomes effective;

(iv)          the date upon which the Merger Agreement is amended to reduce the Offer Price or in any other manner adverse in any material respect to the Stockholder; and

(v)           the End Date.

(d)           The Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if the Stockholder is the record and/or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such security.

(e)           “Person” shall mean any individual, corporation, limited liability company, partnership, trust or other entity, or governmental authority.

(f)            “Subject Securities” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options and other rights to acquire shares of Company Common Stock including Company Warrants) Owned by the Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

(g)           A Person shall be deemed to have a effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers, distributes or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; (iii) grants any proxy, power-of-attorney or other authorization or consent with respects to any such security or any interest therein; (iv) deposits any such security or any interest therein into a voting trust, or enters into a voting agreement or arrangement with respect to any such security or any interest therein; or (v) takes any other action that would in any way materially restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder or the transactions contemplated hereby.

(h)           Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

Section 2.              Transfer of Subject Securities.

(a)           Transferee of Subject Securities to be Bound by this Agreement.  The Stockholder agrees that, except as may be provided herein, during the period from the date of this Agreement through the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected; provided, that nothing in this Agreement shall prohibit the Stockholder from Transferring Subject Securities to Merger Subsidiary pursuant to Section 3 hereof.   Parent and Merger Subsidiary acknowledge and agree that the Stockholder has previously entered into a voting agreement with Wiser Investment Company, LLC (“WIC”) granting WIC certain voting rights with respect to the Subject Securities.  If Section 3(c) applies, the Stockholder agrees that during the period from the Expiration Date through the date the provisions of Section 3(c) terminate pursuant to Section 9(m), the Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless the Person to whom such Subject Securities are Transferred shall have:  (i) executed a counterpart of this Agreement and (ii) agreed to hold such Subject Securities subject to the terms and provisions of Section 3(c) hereof and be treated as a Stockholder thereunder.

(b)           No Transfer of Voting Rights.  The Stockholder shall ensure that, except for voting agreements in favor of WIC existing on the date hereof and except for the Stockholders Agreement dated May 26, 2000 among the Company, the Stockholder and certain other stockholders of the Company (the “Stockholders Agreement”), during the period from the date of this Agreement through the Expiration Date: (a) none of the Subject Securities Owned by the Stockholder is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities Owned by the Stockholder.

Section 3.              Tender of Subject Securities.

The Stockholder agrees:

(a)           to tender the Company Common Stock Owned by the Stockholder into the Offer promptly, and in any event no later than the tenth Business Day following the commencement of the Offer, or, if any Stockholder has not received the Offer Documents by such time, within five Business Days following receipt of such documents but in any event prior to the date of expiration of such Offer, in each case, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances (collectively, “Liens”) and (ii) not to withdraw any Company Common Stock so tendered so long as there is no decrease in the Offer Price and the Offer Price is payable in cash.  The Stockholder shall have no obligations or liabilities to Parent or Merger Subsidiary under this Section 3(a) at any time after the Expiration Date.  If the Stockholder acquires additional Subject Securities after the date hereof, the Stockholder shall tender (or cause the record holder to tender) such Subject Securities on or before the tenth Business Day following the commencement of the Offer, or, if later, on or before the fifth Business Day after such acquisition but in any event prior to the date of expiration of such Offer.  The Stockholder acknowledges and agrees that the obligation of Merger Subsidiary to accept for payment and pay for any Subject Securities in the Offer is subject to the terms and conditions of the Offer (as described in the Merger Agreement).  Parent and Merger Subsidiary acknowledge that the Stockholder’s obligation to sell any Subject Securities to Merger Subsidiary and termination of any voting agreement in favor of WIC is expressly conditioned upon Merger Subsidiary’s acceptance and payment for the Subject Securities in the Offer pursuant to the terms of the Offer as the same may be amended from time to time, consistent with the terms of this Agreement and the Merger Agreement;

(b)           to permit Parent, Merger Subsidiary and the Company to publish and disclose in the Offer Documents and Schedule 14D-9 and, if approval of the stockholders of the Company is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) and any similar filing required by applicable law in connection with the transactions contemplated by the Offer and Merger Agreement, the Stockholder’s identity and ownership of the Subject Securities and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement;

(c)           in the event (i) the Merger Agreement is terminated pursuant to Sections 8.01(e), 8.01(f) or 8.01(h) of the Merger Agreement (in the case of 8.01(h), only if the Minimum Condition had not been satisfied and an Acquisition Proposal existed or had been previously announced prior to the termination of the Merger Agreement), and (ii) within nine months following such termination the Stockholder (A) receives consideration in respect of some or all of the Subject Securities in connection with the consummation of an Acquisition Proposal or (B) makes a bona fide sale of some or all of its Subject Securities to a third party, to pay Parent an amount in immediately available funds by wire transfer to a bank account designated by Parent equal to 100% multiplied by the difference between (i) the aggregate fair value of the consideration received by the Stockholder pursuant to such Acquisition Proposal or third party sale, as applicable, and (ii) the aggregate cash consideration that would have been received by the Stockholder pursuant to the Offer based on the initial Offer Price of $10.60 per share with respect to the Subject Securities sold in connection with such Acquisition Proposal or third party sale, as applicable (or in the case of Subject Securities other than Company Common Stock, the amount of cash consideration that would have been received had such Subject Securities been exercised for Company Common Stock prior to the expiration of the Offer net of the applicable exercise price).  Such payment to Parent shall be made as follows: (i) if the consideration paid to the Stockholder is cash, immediately following the consummation of such Acquisition Proposal or third party sale or (ii) if the consideration paid to the Stockholder consists of marketable securities, within ten Business Days following consummation of such Acquisition Proposal or third party sale.  In the event the consideration received by the Stockholder in respect of an Acquisition Proposal or third party sale, as applicable, consists of marketable securities, the fair value of such securities shall be determined based on the closing market price of such securities on the principal securities exchange or other trading market for such securities on the Business Day immediately preceding the closing date of such Acquisition Proposal or third party sale.  In the event the consideration received by the Stockholder in respect of an Acquisition Proposal or third party sale, as applicable, consists of non-marketable securities or other property, the fair value of such consideration shall be determined by a nationally recognized investment banking firm selected by Stockholder that has not provided services to Stockholder or its affiliates during the prior five years and is reasonably acceptable to Parent as soon as possible after the closing of such Acquisition Proposal, and the fair value determination of such firm shall be binding upon the parties.  In the event the consideration received by the Stockholder consists of any non-marketable securities or other property, the Stockholder shall pay Parent its good faith estimate (the “Estimated Payment”) of the amount owed pursuant to this Section 3(c) in respect of such consideration within ten Business Days following consummation of the Acquisition Proposal or third party sale, as applicable.  Following the determination of the fair value of any non-marketable securities or other property (as described above), the Stockholder or Parent shall promptly pay the other party in immediately available funds by wire transfer to a bank account designated by the payee party an amount equal to the difference between the Estimated Payment and finally determined amount owing to Parent under Section 3(c) (with Parent receiving payment to the extent such amount exceeds the Estimated Payment and the Stockholder receiving payment to the extent the Estimated Payment exceeds such amount).  In addition, if Stockholder makes a bona fide sale of some or all of its Subject Securities to a third party at a time when the Company is then a party to an agreement that provides for an Acquisition Proposal (which agreement has not then been terminated pursuant to its terms), then if such Acquisition Proposal is consummated (or if that Acquisition Proposal is not consummated because another Acquisition Proposal supplants that Acquisition Proposal because the Company determines such Acquisition Proposal is superior, then if such subsequent Acquisition Proposal is consummated) within nine months following the termination of the Merger Agreement, Stockholder shall pay to Parent within ten Business Days of the consummation of such Acquisition Proposal the Top-up Amount.  The Top-up Amount shall be equal to 100% multiplied by the difference between (i) the aggregate fair value of the consideration that would have been received by the Stockholder pursuant to such Acquisition Proposal in respect of the Subject Securities that were sold in such bona fide sale to a third party and (ii) the aggregate fair value of the consideration received by such Stockholder in connection with such bona fide sale.  For the avoidance of doubt, Parent and Merger Subsidiary acknowledge and agree that because of the undertaking by Stockholder in this Section 3(c) to disgorge a portion of the improved price of such Acquisition Proposal or Superior Proposal over the Offer Price (i) on and after the termination of the Merger Agreement (or the Expiration Date, if earlier) the Stockholder may take any actions necessary to consummate an Acquisition Proposal or Superior Proposal in lieu of the Offer, including, without limitation, withdrawing its shares from the Offer and voting in favor of such other Acquisition Proposal or Superior Proposal and (ii) prior to the termination of the Merger Agreement (or the Expiration Date, if earlier) the Stockholder may take any action except those prohibited by this Agreement, including the prohibitions referred to in Section 5 of this Agreement, and any of the Stockholder’s designees or affiliates who is a director or officer of the Company may expressly take such actions as are contemplated by the last two sentences of section 5 in connection with an Acquisition Proposal or Superior Proposal; and

(d)           that it will not enter into an agreement, arrangement or understanding (whether written or oral) with WIC or Wiser Investors, L.P. or their direct or indirect owners (and will not permit its direct or indirect owners to enter into any such agreements, arrangements or understandings) that affects or otherwise modifies the sharing agreement contemplated by Section 3(c) hereof or any other provisions of this Agreement in a manner adverse to Parent or Merger Subsidiary without the prior written consent of Parent.

Section 4.              Voting of Subject Securities.

Stockholder Agreement.  The Stockholder agrees that, during the period from the date of this Agreement until the Expiration Date:

(i)            at any meeting of stockholders of the Company, however called, and at every adjournment or postponement thereof, the Stockholder shall (A) appear at the meeting, or otherwise cause all shares of Company Common

Stock Owned by the Stockholder to be counted as present thereat for purposes of establishing a quorum, (B) vote or cause all shares of Company Common Stock Owned by the Stockholder to be voted in favor of the approval and adoption of the Merger Agreement and the approval of the Merger and (C) vote or cause all shares of Company Common Stock Owned by the Stockholder to be voted, against (1) any Acquisition Proposal (other than one by Parent or Merger Subsidiary) and (2) any amendment of the Company’s Certificate of Incorporation or Bylaws or other proposal, action or transaction involving the Company or any of its subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or to deprive Parent or Merger Subsidiary of any material portion of the benefits anticipated by Parent or Merger Subsidiary to be received from the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or this Agreement, or change in any manner the voting rights of Company Common Stock presented to the stockholders of the Company or in respect of which vote or consent of the stockholders is requested or sought, unless such transaction has been approved in advance by Parent or Merger Subsidiary; and

(ii)           in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval or adoption of the Merger Agreement or with respect to the approval of the Merger, the Stockholder shall cause to be validly executed, with respect to all shares of Company Common Stock Owned by the Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

Section 5.              No Solicitation.

During the period from the date of this Stockholder Agreement through the Expiration Date, the Stockholder shall not, nor shall the Stockholder authorize or permit any representative of the Stockholder to, directly or indirectly take any action prohibited by Section 6.03 of the Merger Agreement.  Nothing contained in this Section 5 shall prevent any person affiliated with the Stockholder who is a director or officer of the Company or designated by the Stockholder as a director of officer of the Company, when acting in his capacity as a director or officer of the Company, from exercising his fiduciary duties as a director or officer of the Company including, without limitation, taking any actions permitted under Section 6.03 of the Merger Agreement.  In addition, nothing in this Agreement shall (or require the Stockholder to attempt to) limit or restrict any designee or affiliate of the Stockholder who is a director or officer of the Company from acting in such capacity or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of the Company).  The Stockholder shall have no liability to Parent, Merger Subsidiary or any of their respective affiliates under this Agreement as a result of any action or inaction by any designee or affiliate of Stockholder who is a director or officer of the Company, in either case serving on the Company’s board of directors or as an officer of the Company and acting in such person’s capacity as a director, officer or fiduciary of the Company.

Section 6.              Representations and Warranties of Stockholders.

The Stockholder hereby represents and warrants to Parent and Merger Subsidiary as follows:

(a)           Due Organization; Qualification.  The Stockholder, if a corporation, limited liability company, limited partnership or other entity, has been duly incorporated, organized or formed and is validly existing and in good standing under the laws of the State of its incorporation, formation or organization.  The Stockholder is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except where the failure to so qualify or be licensed would not have a material adverse effect on the Stockholder.

(b)           Power; Due Authorization; Binding Agreement.  The Stockholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors’ rights generally and to general principles of equity.  The Stockholder, if a corporation, limited liability company, limited partnership or other entity, has on the date hereof provided Parent a legal opinion or other evidence reasonably satisfactory to Parent that this Agreement has been duly authorized, executed and delivered by the Stockholder.

(c)           No Conflicts or Consents.

(i)            The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not: (A) conflict with or violate any certificate of incorporation or bylaws or equivalent organizational documents of the Stockholder, (B) subject to the consent of the Company (which consent of the Company has been obtained), conflict with or violate any law, rule, regulation, order, decree or judgment applicable to the Stockholder or by which the Stockholder or any of the Stockholder’s properties or assets is or may be bound or affected; or (C) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the Subject Securities pursuant to, any contract to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s affiliates or properties is or may be bound or affected except that the consent of the Company and WIC (which consents of the Company and WIC have been obtained), are required for any Transfer, including the execution of this Agreement.

(ii)           Except for the consent of the Company and WIC (which consents of the Company and WIC have been obtained) the execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder will not, require any consent or approval of any other Person.

(d)           Title to Securities.  As of the date of this Agreement: (a) except for the voting agreements and proxies in favor or WIC and the Stockholders Agreement, the Stockholder holds of record free and clear of any Liens the number of outstanding shares of Company Common Stock set forth under the heading “Company Common Stock Owned” on Schedule I hereto; and (b) the Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company.

(e)           Absence of Litigation.  As of the date hereof, there is no litigation, suit, claim, action, proceeding or investigation pending, or to the knowledge of the Stockholder, threatened against the Stockholder, or any property or asset of the Stockholder, before any Governmental Authority that seeks to delay or prevent the consummation of the transactions contemplated by this Agreement.

(f)            Accuracy of Representations.  The representations and warranties contained in this Agreement are true and correct as of the date of this Agreement and will be true and correct in all material respects at all times until the Expiration Date.

Section 7.              Representations and Warranties of Parent and the Merger Subsidiary.

Each of Parent and the Merger Subsidiary hereby represents and warrants to the Stockholder as follows:

(a)           Due Organization, etc.  Each of Parent and the Merger Subsidiary has been duly incorporated and is validly existing and in good standing under the laws of the State of its incorporation.  Each of Parent and Merger Subsidiary has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Parent and the Merger Subsidiary have been duly authorized by all necessary action on the part of Parent and the Merger Subsidiary.

(b)           No Conflict.

(i)            The execution and delivery of this Agreement by Parent and Merger Subsidiary does not, and the performance of this Agreement by Parent and Merger Subsidiary will not: (A) conflict with or violate any certificate of incorporation or bylaws of Parent or Merger Subsidiary, (B) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Parent or Merger Subsidiary or by which Parent or Merger Subsidiary or any of their properties or assets are or may be bound or affected; or (C) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the assets of Parent or Merger Subsidiary pursuant to, any contract to which Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary or any of their affiliates or properties is or may be bound or affected.

(ii)           The execution and delivery of the Merger Agreement by Parent and Merger Subsidiary do not, and the performance of the Merger Agreement by Parent and Merger Subsidiary will not: (A) conflict with or violate any certificate of incorporation or bylaws of Parent or Merger Subsidiary, (B) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Parent or Merger Subsidiary or by which Parent or Merger Subsidiary or any of their properties or assets are or may be bound or affected; or (C) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Lien on any of the assets of Parent or Merger Subsidiary pursuant to, any contract to which Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary or any of their affiliates or properties is or may be bound or affected, except in the case of matters described in clauses (B) and (C) that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(iii)          The execution and delivery of this Agreement by Parent or Merger Subsidiary do not, and the performance of this Agreement by Parent or Merger Subsidiary will not, require any consent or approval of any other Person except as specifically set forth in the Merger Agreement.

(iv)          The execution and delivery of the Merger Agreement by Parent or Merger Subsidiary do not, and the performance of the Merger Agreement by Parent or Merger Subsidiary will not, require any consent or approval of any other Person except as specifically set forth in the Merger Agreement or except where the failure to obtain such consents or approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(c)           Reliance by the Stockholder.  Each of Parent and Merger Subsidiary understands and acknowledges that the Stockholder is entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by Parent and Merger Subsidiary.

Section 8.              Further Assurances.

From time to time the Stockholder, Parent and Merger Subsidiary shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as the other parties hereto may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

Section 9.              Miscellaneous.

(a)           Specific Performance.  The Stockholder agrees that in the event of any breach or threatened breach by the Stockholder of any covenant, obligation or other provision contained in this Agreement, Parent and Merger Subsidiary shall be entitled (in addition to any other remedy that may be available to Parent or Merger Subsidiary) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach.

(b)           Notices.  Any notice or other communication required or permitted to be delivered to Parent, Merger Subsidiary or the Stockholder under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

If to Parent or Merger Subsidiary, to:

Forest Oil Corporation

1600 Broadway

Suite 2200

Denver, Colorado  80202

Attention:   General Counsel

Telephone: (303) 812-1400

Facsimile:  (303) 812-1510

If to the Stockholder: to the address set forth on the signature page hereto.

(c)           Severability.  If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement.

(d)           Governing Law; Jurisdiction.  This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.  In any action between the parties hereto, whether arising out of this Agreement or otherwise: (a) each of the parties irrevocably and unconditionally consents and submits to the jurisdiction and venue of the Chancery or other Courts of the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9(b) hereof.

(e)           Waiver.  No failure of any party to this Agreement to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any such party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  No party to this Agreement shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered by such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(f)            Attorneys’ Fees.  If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any other party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

(g)           Captions.  The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(h)           Entire Agreement.  This Agreement sets forth the entire understanding of Parent, Merger Subsidiary and the Stockholder relating to the subject matter hereof and supersedes all other prior agreements and understandings between Parent, Merger Subsidiary and the Stockholder relating to the subject matter hereof.

(i)            Non-exclusivity.  The rights and remedies of any party to this Agreement are not exclusive of or limited by any other rights or remedies which such party may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

(j)            Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, Merger Subsidiary and the Stockholder.

(k)           Assignment; Binding Effect.  Neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of the other parties, and any attempted or purported assignment or delegation of any of such interests or obligations without such consent shall be void.  Subject to the preceding sentence, this Agreement shall be binding upon each party’s heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of each party and their successors and assigns.  Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are Transferred until such time as is provided in clause (m) below.  Nothing in this Agreement is intended to confer on any Person (other than Parent, Merger Subsidiary, the Stockholder and their successors and assigns) any rights or remedies of any nature.

(l)            Expenses.  Except as specifically provided elsewhere in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(m)          Termination.  This Agreement shall automatically terminate and be of no further force and effect on the Expiration Date; provided, however, that the obligations of the Stockholder in Section 3(c), if applicable, will survive for a period of ten months following the Expiration Date; provided, however, that the termination of this Agreement shall not relieve any party from any liability for any previous breach of this Agreement by such party.

(n)           Public Announcement.  Except as required by Law, the parties to this Agreement shall consult with the other parties or with such other parties’ counsel before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by the Merger Agreement and this Agreement.

(o)           Certain Events.  In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock or the acquisition of additional Company Common Stock or other securities or rights of the Company by the Stockholder, through the exercise of options or otherwise, the number of Subject Securities shall be adjusted appropriately, and this Agreement and the obligations hereunder shall attach to any additional Company Common Stock or other securities or rights of the Company issued to or acquired by the Stockholder.

(p)           Stockholder Capacity.  No person executing this Agreement (including, without limitation, such person’s representatives, designees or affiliates) who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein or is obligated hereunder in his capacity as such director or officer.  The Stockholder executes this Agreement solely in its capacity as the Owner of Subject Securities (as further set forth on Schedule I hereto), and nothing herein shall limit or affect any actions taken by the Stockholder (including, without limitation, such person’s representatives, designees or affiliates) in that person’s capacity as an officer or director of the Company.

(q)           Stop Transfer Order; Legend.  In furtherance of this Agreement, concurrently herewith, the Stockholder shall, and hereby does authorize the Company or its counsel to, notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities (and that this Agreement places limits on the voting and transfer of such shares); provided that, the stop transfer order shall not restrict or prohibit any Transfer of the Subject Securities if such transfer is made pursuant to the Offer or such Transfer is made at any time following the Expiration Date.

(r)            Counterparts.  This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(s)           Construction.

(i)            For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(ii)           The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii)          As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(iv)          Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

(t)            Certain Agreement.  Stockholder agrees that in connection with an Acquisition Proposal subject to Section 3(c) hereof, Stockholder will not at a time when the Company is party to an agreement providing for an Acquisition Proposal or when Stockholder has knowledge that the Company intends to promptly enter into such an agreement, agree to accept a lower consideration per share in connection with such Acquisition Proposal than that paid to other stockholders of the Company if such agreement would result in Parent receiving less a lesser amount pursuant to Section 3(c).

IN WITNESS WHEREOF, Parent, Merger Subsidiary and the Stockholder have caused this Agreement to be executed as of the date first written above.

Forest Oil Corporation

By:
Name:	Newton W. Wilson III
Title:	Senior Vice President, General Counsel
& Secretary

TWOCO Acquisition Corp.

By:
Name:	Newton W. Wilson III
Title:	Vice President

STOCKHOLDER:

Dimeling, Schreiber and
Park Reorganization Fund II, L.P.

By:	DSP Investors, L.L.C.

By:
Richard R. Schreiber, Member

Address:	1629 Locust St.
Philadelphia, PA 19103

Schedule I

Stockholder	Company Common Stock Owned

Dimeling, Schreiber and Park Reorganization Fund II, L.P.	3,014,642

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